Exhibit 21.1
SUBSIDIARIES OF TOWER GROUP, INC.

	Jurisdiction of		Percentage
Name	Incorporation	Parent	Ownership
Tower Insurance Company of New York (“TICNY”)	New York	Tower Group, Inc. (“TGI”)	100%
Tower Risk Management Corp.	New York	TGI	100%
Tower National Insurance Company	Massachusetts	TGI	100%
Preserver Group, Inc. (“PGI”)	New Jersey	TGI	100.0%
Preserver Insurance Company	New Jersey	PGI	85.0%
		TICNY	15%
Mountain Valley Indemnity Company	New Hampshire	PGI	100%
North East Insurance Company (“NEIC”)	Maine	TICNY	100%
North Atlantic Underwriters, Inc.	Maine	NEIC	100%
Ocean II Corporation	Delaware	TGI	100%
Ocean I Corporation	Delaware	Ocean II Corp.	100%
CastlePoint Bermuda Holdings, Ltd. (“CPBH”)	Bermuda	Ocean I Corp.	100%
CastlePoint Reinsurance Company, Ltd. (“CastlePoint Re”)	Bermuda	CPBH	100%
CastlePoint Management Corp. (“CPM”)	Delaware	Ocean I Corp.	100%
CastlePoint Risk Management of Florida, Corp. (f/k/a AequiCap CP Services Group, Inc.)	Florida	CPM	100%
CastlePoint Insurance Company (“CPIC”)	New York	CastlePoint Re	50.0%
		CPM	50.0%
10271 Tower Realty Group, LLC (“10271 Tower”)	Delaware	CPIC	100%
10272 Tower Realty Group, LLC (“10272 Tower”)	Delaware	10271 Tower	100%
10273 Tower Realty Group, LLC (“10273 Tower”)	Delaware	10272 Tower	100%
CastlePoint Florida Insurance Company	Florida	CPIC	100%
HIG, Inc.	Delaware	CastlePoint Re	100%
Hermitage Insurance Company (“HIC”)	New York	HIG, Inc.	100%
Kodiak Insurance Company	New Jersey	HIC	100%
American Resources Insurance Consultants, LLC	Alabama	HIG, Inc.	100%
Specialty Underwriters Alliance, Inc. (“SUA”)	Delaware	TGI	100%
CastlePoint National Insurance Company (f/k/a - SUA Insurance Company)	Illinois	SUA	100%
SUA Insurance Services, Inc.	Delaware	SUA	100%
Hermitage Holdings, Inc.	Connecticut	HIG, Inc.	100%
Adirondack AIF, LLC (“AAIF”)	New York	TGI	100%
Adirondack Insurance Exchange (“AIE”)	New York	(1)
Massachusetts Homeland Insurance Company	Massachusetts	TICNY	100%
York Insurance Company of Maine	Maine	CastlePoint National Ins. Co.	100%
New Jersey Skylands Management, LLC (“NJSM”)	Delaware	TGI	100%
New Jersey Skylands Insurance Association (“NJSIA”)	New Jersey	(2)
New Jersey Skylands Insurance Company	New Jersey	NJSIA	100%

(1)	AIE is a New York reciprocal insurer and is managed by AAIF, an attorney-in-fact.

(2)	NJSIA is a New Jersey reciprocal insurer and is managed by NJSM, an attorney-in-fact.

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